EXHIBIT 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

                                                                           Citizens Financial Services, Inc. Reports Increase in Third Quarter 2012 Earnings

MANSFIELD, PENNSYLVANIA— October 23, 2012 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the nine months and three months ended September 30, 2012.

For the nine months ended September 30, 2012, net income totaled $10,666,000 which compared to $9,355,000 for the same period last year. This represents an increase of $1,311,000, or 14%. Earnings per share of $3.66 increased 15.1% from $3.18 per share last year.  Annualized return on equity for the comparable periods was 17.74% and 17.65%, while return on assets was 1.62% and 1.49%, respectively.

For the three months ended September 30, 2012, net income totaled $3,464,000 which compares to $3,378,000 for the same period last year. This represents an increase of $86,000, or 2.5%. Earnings per share of $1.19 increased 3.5% from $1.15 per share last year.

Net interest income, before the provision for loan losses, increased from $21,219,000 for the nine months ended September 30, 2011 to $22,838,000  this year, an increase of $1,619,000, or 7.6%. On a tax equivalent basis, the net interest margin on interest earning assets increased from 3.94% last year to 3.99% this year. CEO and President Randall E. Black stated, “As the low interest rate environment continues, yields on interest earning assets decreased from 5.19% last year to 4.94% this year.  Specifically, yields on investments have decreased 36 basis points primarily due to our strategy to invest in shorter term investments.   Maintaining our margin is directly related to our ability to decrease our cost of funds, which has decreased from 1.45% last year to 1.12% this year”.

As of September 30, 2012, total assets were $876.2 million, which was a decrease of $2.4 million from December 31, 2011.  Cash and cash equivalents decreased $19.7 million from the end of the year.  The decrease in cash and cash equivalents was used to fund an increase of $3.2 million in the investment portfolio, as it totaled $322.0 million at September 30, 2012 compared to the December 31, 2011 balance of $318.8 million.  Additionally, net loans increased $11.5 million to a total of $492.5 million at September 30, 2012 from the end of December.  Since September 30, 2011, net loans have increased $20.2 million, or 4.3%.  Most of the loan growth was related to commercial and agricultural loans.  “The low interest rate environment has resulted in unprecedented low, fixed residential mortgage rates.  Rather than significantly increasing our interest rate risk when interest rates do begin to increase, we have chosen to service and sell most of the residential loans that we have originated on the secondary market.  Through September we have originated $21.6 million of residential mortgages which have been sold compared with $7.5 million last year”, commented Mr. Black.

As of September 30, 2012, non-performing assets totaled $9.2 million and represented 1.83% as a percent of loans.  This compares to 2.11% as of December 31, 2011 and 2.22% as of September 30, 2011.  The continued improvement in credit quality has resulted in a decrease in the provision for loan losses throughout 2012.  For the first nine months of 2012, the provision totaled $315,000 compared to $525,000 recorded last year.  Through September, annualized net charge-offs as a percent of average loans remains very low at .02%.

Stockholders’ equity totaled $90.0 million at September 30, 2012, which was an increase of $8.5 million, or 10.4%, from December 31, 2011 and an increase of $11.1 million or 14.1% from September 30, 2011.  The capital level continues to result in First Citizens Community Bank being well capitalized based upon regulatory guidelines.  On October 9, 2012 a cash dividend of $.305 per share was declared to shareholders of record as of October 19, 2012.  The dividend will be paid on October 26 and represents an increase of 13.0% over the October 2011 cash dividend of $.27 per share.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30	December 31	September 30
(in thousands except share data)	2012	2011	2011
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 10,086	$ 9,960	$ 10,761
Interest-bearing	624	20,472	24,050
Total cash and cash equivalents	10,710	30,432	34,811

Available-for-sale securities	322,039	318,823	303,239

Loans (net of allowance for loan losses: $6,734 at September 30, 2012;
$6,487 at December 31, 2011 and $6,323 at September 30, 2011)	492,492	481,022	472,289

Premises and equipment	11,419	11,702	11,819
Accrued interest receivable	3,961	3,621	3,980
Goodwill	10,256	10,256	10,256
Bank owned life insurance	14,047	13,669	13,542
Other assets	11,293	9,042	9,252

TOTAL ASSETS	$ 876,217	$ 878,567	$ 859,188

LIABILITIES:
Deposits:
Noninterest-bearing	$ 84,767	$ 85,605	$ 80,557
Interest-bearing	644,440	648,388	638,988
Total deposits	729,207	733,993	719,545
Borrowed funds	47,956	53,882	52,845
Accrued interest payable	1,213	1,512	1,539
Other liabilities	7,865	7,712	6,397
TOTAL LIABILITIES	786,241	797,099	780,326
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at September30, 2012, December 31, 2011 and September 30, 2011;
none issued in 2012 or 2011	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at September 30, 2012, December 31, 2011 and
September30, 2011; issued 3,164,324 shares at September 30, 2012; 3,132,866 at
December 31, 2011 and Septemer 30, 2011	3,161	3,133	3,133
Additional paid-in capital	16,474	15,313	15,320
Retained earnings	70,255	63,337	60,936
Accumulated other comprehensive income	5,990	4,949	4,533
Treasury stock, at cost: 247,134 shares at September 30, 2012; 230,203 shares at
December 31, 2011 and 224,902 shares at September 30, 2011	(5,904)	(5,264)	(5,060)
TOTAL STOCKHOLDERS' EQUITY	89,976	81,468	78,862
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 876,217	$ 878,567	$ 859,188

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2012	2011	2012	2011
INTEREST INCOME:
Interest and fees on loans	$ 7,448	$ 7,555	$ 22,352	$ 22,413
Interest-bearing deposits with banks	5	22	11	64
Investment securities:
Taxable	1,085	1,095	3,519	3,443
Nontaxable	919	931	2,793	2,688
Dividends	17	10	49	39
TOTAL INTEREST INCOME	9,474	9,613	28,724	28,647
INTEREST EXPENSE:
Deposits	1,486	1,969	4,707	6,103
Borrowed funds	373	437	1,179	1,325
TOTAL INTEREST EXPENSE	1,859	2,406	5,886	7,428
NET INTEREST INCOME	7,615	7,207	22,838	21,219
Provision for loan losses	105	150	315	525
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,510	7,057	22,523	20,694
NON-INTEREST INCOME:
Service charges	1,139	1,185	3,346	3,258
Trust	148	163	472	466
Brokerage and insurance	80	79	305	297
Gains on loans sold	102	36	287	111
Investment securities gains, net	240	117	561	351
Earnings on bank owned life insurance	128	126	378	371
Other	109	122	342	323
TOTAL NON-INTEREST INCOME	1,946	1,828	5,691	5,177
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,705	2,527	8,126	7,560
Occupancy	304	295	928	1,014
Furniture and equipment	113	115	315	338
Professional fees	209	197	701	526
FDIC insurance	115	47	353	547
Pennsylvania shares tax	115	146	441	439
Other	1,398	1,171	3,488	3,496
TOTAL NON-INTEREST EXPENSES	4,959	4,498	14,352	13,920
Income before provision for income taxes	4,497	4,387	13,862	11,951
Provision for income taxes	1,033	1,009	3,196	2,596
NET INCOME	$ 3,464	$ 3,378	$ 10,666	$ 9,355

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.19	$ 1.15	$ 3.66	$ 3.18
Net Income - Diluted	$ 1.19	$ 1.15	$ 3.66	$ 3.18
Cash Dividends Paid	$ 0.300	$ 0.265	$ 0.895	$ 0.790

Number of shares used in computation - basic	2,908,435	2,945,616	2,915,615	2,945,197
Number of shares used in computation - diluted	2,910,501	2,945,616	2,917,377	2,945,197

Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Performance Ratios and Share Data:
Return on average assets (annualized)	1.58%	1.57%	1.62%	1.49%
Return on average equity (annualized)	16.78%	18.48%	17.74%	17.65%
Net interest margin (tax equivalent)	3.99%	3.90%	3.99%	3.94%
Cash dividends paid per share	$ 0.300	$ 0.265	$ 0.895	$ 0.790
Earnings per share - basic	$ 1.19	$ 1.15	$ 3.66	$ 3.18
Earnings per share - diluted	$ 1.19	$ 1.15	$ 3.66	$ 3.18
Number of shares used in computation - basic	2,908,435	2,945,616	2,915,615	2,945,197
Number of shares used in computation - diluted	2,910,501	2,945,616	2,917,377	2,945,197

Balance Sheet Highlights (dollars in thousands):	September 30, 2012	December 31, 2011	September 30, 2011

Assets	$ 876,217	$ 878,567	$859,188
Investment securities:
Available for sale	322,039	318,823	303,239
Loans (net of unearned income)	499,226	487,509	478,612
Allowance for loan losses	6,734	6,487	6,323
Deposits	729,207	733,993	719,545
Stockholders' Equity	89,976	81,468	78,862
Non-performing assets	9,157	10,300	10,635
Non-performing assets to total loans	1.83%	2.11%	2.22%
Annualized net charge-offs to total loans	0.02%	0.02%	0.03%
Average Leverage Ratio	9.62%	8.83%	8.66%
Common shares outstanding	2,907,490	2,902,663	2,908,657
Book value per share	$ 28.82	$ 26.36	$25.55